UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 07, 2012

ANTS SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware	000-16299	13-3054685
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

4514 Chamblee Dunwoody Road #188
Dunwoody, GA		30338
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(404-216-2783)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 14 2012 ANTs software Inc. (“ANTs” or the “Company”), by unanimous consent of its Board of Directors, appointed Rik Sanchez the current company Chief Executive Officer, to Chairman of the Board of Directors.

On December 7 2012 Bruce Brown was appointed to the Board of Directors of ANTs, Bruce Brown, and currently the COO Freebeepay, Inc., former CEO of Instawares, and SVP & CIO of T-Mobile and PowerTel.  Legendary in world of telecommunication, Mr. Brown was instrumental in the explosive growth at Bellsouth during his 18 years there.  Bruce brings more than thirty years of business leadership experience, as well as expertise in ecommerce, domestic & international wireless communications, software development and operations. Bruce came to these positions after eighteen years of increasingly responsible roles in BellSouth’s International, Mobility and Information Systems businesses.

On Dec 7 2012 Elise Vetula was appointed as Chief Financial Officer and member of the board of directors ANTs (“ANTs” or the “Company”), Elise joins ANTs from NextTraq, where she served as the Controller, and brings more than 20 years of experience as a CFO and in other leadership positions in the financial arena, with organizations such as Char Baxter Communications. A very talented professional, Elise has a solid history reorganizing, streamlining, and strengthening financial operations to maximize performance and profitability. Additionally, Elise has the in-depth experience across all core business and operations functions, is a proven, respected, and responsible leader with extensive experience in all areas of financial planning and reporting,

      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTs software Inc.
Registrant

Dated: December 7, 2012	By:	/s/ Rik Sanchez
Rik Sanchez, Chairman of the Board

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